October 2, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.
20549      USA

Dear Sirs:

RE:               GOLDEN STAR RESOURCE CORP.

FILE REFERENCE NO. 000-52837

We have read the statements that Golden Star Resources Corp. will include under Item 4.01 of the amended Form 8-KA it will file regarding the recent change of auditors.  We agree with such statements made regarding our firm.  We have no basis to agree or disagree with other statements made under Item 4.01.

Yours truly,

“Morgan & Company”

Chartered Accountants